Exhibit 99.1

DCP Midstream Partners Announces Pricing of Common Unit Offering

DENVER--(BUSINESS WIRE) — February 27, 2014 — DCP Midstream Partners, LP (NYSE: DPM) (the “Partnership”) announced today that it has priced an underwritten public offering of 12,500,000 common units representing limited partner interests at $48.90 per common unit. The offering is expected to close on March 5, 2014. The Partnership also granted the underwriters a 30-day option to purchase up to 1,875,000 additional common units.
The Partnership intends to use the net proceeds from this offering, including the net proceeds from any exercise of the underwriters’ option to purchase additional common units, (i) to repay indebtedness outstanding under its commercial paper program, (ii) to pay a portion of the purchase price of the Partnership’s previously announced dropdown transaction, (iii) for organic growth projects and (iv) for general partnership purposes.

Wells Fargo Securities, Barclays, BofA Merrill Lynch, Citigroup, Morgan Stanley, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., J.P. Morgan and RBC Capital Markets acted as joint book-running managers for the offering. Baird, Stifel, BB&T Capital Markets and Ladenburg Thalmann & Co. Inc. acted as co-managers for the offering. When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from any of the underwriters by contacting:
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, New York 10152
Phone: (800) 326-5897
cmclientsupport@wellsfargo.com
Barclays
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Phone: (888) 603-5847
barclaysprospectus@broadridge.com

BofA Merrill Lynch
Attn: Prospectus Department
222 Broadway

New York, New York 10038
dg.prospectus_requests@baml.com

Citigroup
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Phone: (800) 831-9146
batprospectusdept@citi.com
Morgan Stanley
Attn: Prospectus Department
180 Varick Street, 2nd Floor
New York, New York 10014
Credit Suisse
Attn: Prospectus Department
One Madison Avenue
New York, New York 10010
Phone: (800) 221-1037
newyork.prospectus@credit-suisse.com
Deutsche Bank Securities
Attn: Prospectus Group
60 Wall Street
New York, New York 10005-2836
Phone: (800) 503-4611
prospectus.cpdg@db.com
Goldman, Sachs & Co.
Attn: Prospectus Department
200 West Street
New York, New York 10282
Phone: (866) 471-2526
prospectus-ny@ny.email.gs.com

J.P. Morgan
Attn: Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Phone: (866) 803-9204

RBC Capital Markets
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281-8098
Phone: (877) 822-4089

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.
The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering is being made only by means of a prospectus and related prospectus supplement.
DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and recovering and selling condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LP, which in turn is managed by its general partner, DCP Midstream GP, LLC, which is wholly-owned by DCP Midstream, LLC, a joint venture between Phillips 66 and Spectra Energy Corp.
This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common unit offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.
Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and related prospectus supplement for the offering. The statements herein speak only as of the date of this press release. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DCP Midstream Partners
Media and Investor Relations:
Andrea Attel, 303-605-1741
or
24-Hour: 720-235-6433
Source: DCP Midstream Partners, LP